EXHIBIT 99.1

May 08, 2014 09:06 ET

Victory Energy Announces Acquisition of Fairway Project in West Texas

Includes 9 Producing Wells and 8 Developmental Locations

AUSTIN, TX--(Marketwired - May 08, 2014) - Victory Energy Corporation (OTCQX: VYEY) ("Victory" or "the Company"), a rapidly growing, Permian Basin focused oil and gas company, today announced that it has agreed to purchase a 10% non-operated Working Interest ownership of "The Fairway Prospect" from a wholly-owned subsidiary of Target Energy Limited (ASX: TEX) (OTCQX: TEXQY) for a total cash consideration of approximately $6.0 million.

The sale is subject to the prior approval of the holders of Target's 2014 Convertible Notes and to the completion of due diligence and of a Sale & Purchase Agreement to the satisfaction of both parties. The deal is expected to close on or before June 5th 2014, with an effective date of May 1st, 2014. Target will remain as the largest interest‐holder in the project, retaining a 50% Working Interest in all leases other than Wagga Wagga (35% WI).

"We are extremely excited to be working with Target Energy and the world class operator that has developed this property to date," said Kenny Hill, Victory's CEO. "The completion of this acquisition will add nine producing wells to the portfolio and enough undeveloped acreage to drill for at least three years. Net new production to the company interest is approximately 64 BOE/PD, more than doubling the current 61 BOE/PD of the company. Production is occurring from the Wolfberry and the highly sought after Fusselman formations. Eight additional development wells a currently scheduled in the 2014 development plan on approximately 4,560 gross acres in our growing portfolio of Permian Basin assets. The acquisition is strongly in line with our focus on creating shareholder value by rapidly growing unconventional oil, and liquids-rich natural gas reserves on existing properties and through the acquisition of new resource properties."

About Victory Energy
Victory Energy Corporation (OTCQX: VYEY), based in Austin, Texas with additional resources in Midland is a high growth oil and gas Exploration and Production (E&P) company whose is focused on creating shareholder value through the acquisition and development of assets in the World Class Permian Basin. The company currently holds interests in the Permian where its targets are high profile plays such as the Wolfcamp, Mississippian and Fusselman formations. The company is growing cash-flows through sustainable low-risk vertical well development on existing properties and new acquisitions which offer repeatable and highly profitable results. The Company achieves these results by targeting predictable resources plays, favorable operating environments and consistent reservoir quality across multiple target horizons with long-lived reserve characteristics. For additional information on the company, please visit www.vyey.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, December 31, 2012 and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CONTACT INFORMATION
Investor Relations Contact:
Derek Gradwell MZ Group SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us